EXHIBIT 99.1

PROXY

SEASONS BANCSHARES, INC.

SPECIAL MEETING OF SHAREHOLDERS

The undersigned hereby constitutes and appoints William L. Sutton and Robert M. Thomas, Jr., or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of Seasons Bancshares, Inc. (the “Company”), which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders (the “Special Meeting”) to be held on November 8, 2006, at our main office located at 336 Blue Ridge Street, Blairsville, Georgia 30512 at 10:00 a.m. local time, and at any adjournment or postponement thereof upon the proposal described in the Proxy Statement and the Notice of Special Meeting of Shareholders mailed to shareholders on or about October [    ], 2006, the receipt of which is acknowledged in the manner specified below.

1.	To vote on the approval of the Amended and Restated Agreement and Plan of Merger dated September 22, 2006 between Cadence Financial Corporation, Cadence Financial Corporation of Georgia and Seasons Bancshares, Inc. as set forth in Appendix A to the proxy statement furnished to shareholders by the Company in connection with the Special Meeting and the implementation of all mergers and related transactions contemplated by the Amended and Restated Agreement and Plan of Merger.

FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To vote on the adjournment of the Special Meeting to another time and date if such action is necessary for the board of directors to solicit additional proxies in favor of the Amended and Restated Agreement and Plan of Merger or attendance at the Special Meeting.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	In the discretion of the proxies on such other matters that are unknown to Seasons Bancshares’ board of directors as of a reasonable time prior to the date of this solicitation and are properly brought before the Special Meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSAL AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS THAT ARE UNKNOWN TO SEASONS BANCSHARES’ BOARD OF DIRECTORS AS OF A REASONABLE TIME PRIOR TO THE DATE OF THE SOLICITATION AND ARE PROPERLY BROUGHT BEFORE THE SPECIAL MEETING.

Please sign this proxy exactly as your name appears herein. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED: , 2006

Signature

Signature if held jointly

THIS PROXY IS SOLICITED BY SEASONS BANCSHARES’ BOARD OF DIRECTORS AND

MAY BE REVOKED PRIOR TO ITS EXERCISE.

Optional: I              do              do not plan to attend the Special Meeting.